Exhibit 99.2

1

UNITED STATES BANKRUPTCY COURT DISTRICT OF NEW JERSEY

IN RE:	: Case No. 03-51524(KCF)
:
CONGOLEUM CORPORATION,	: Trenton, New Jersey
et als.,	: March 3, 2009
: 2:41 P.M.
Debtors.	:

TRANSCRIPT OF MOTION HEARING (VIA TELEPHONE) BEFORE THE HONORABLE KATHRYN C. FERGUSON UNITED STATES BANKRUPTCY JUDGE

APPEARANCES:

For the Debtors:	Okin, Hollander & DeLuca, L.L.P.
BY: GREGORY S. KINOIAN, ESQ.
One Parker Plaza
Fort Lee, New Jersey 07024

For the Debtors:	Pillsbury Winthrop, Shaw, Pittman
BY: RICHARD EPLING, ESQ.
KERRY BRENNAN, ESQ.
1540 Broadway
New York, New York 10036

Audio Operator:	Geraldine Holley-Mack

Transcribers:	Isabel E. Cole
COLE TRANSCRIPTION AND RECORDING SERVICE
Certified Court Transcribers
P.O. BOX 1216
OCEAN GATE, NEW JERSEY 08740-1216
1-877-245-4876

Proceedings were electronically recorded, transcript produced by transcription.

2

APPEARANCES:

For the U.S. Trustee:	Office of the United States Trustee
BY: FRAN B. STEELE, ESQ.
One Newark Center
Newark, New Jersey 07102

Federal Insurance:	Cozen O’Connor
Company	BY: JACOB C. COHN, ESQ.
1900 Market Street
Philadelphia, Pennsylvania 19103

Travelers Insurance Co.:	Connell, Foley, L.L.P.
The Travelers Indemnity	BY: STEPHEN V. FALANGA, ESQ.
Co. and Travelers	85 Livingston Avenue
Casualty and Surety Co.	Roseland, New Jersey 07068

Travelers Insurance Co:	Simpson, Thacher & Bartlett
The Travelers Indemnity	BY: LYNN NEUNER, ESQ.
Co. and Travelers	KATHERINE McLENDON, ESQ.
Casualty and Surety Co.	425 Lexington Avenue
New York, New York 10017

First State Insurance:	Wilmer, Cutler & Pickering,
Co. and Twin City	Hale & Dorr, L.L.P.
Fire Insurance Co.	BY: PHILIP ANKER, ESQ.
MELANIE DRITZ, ESQ.
399 Park Avenue
New York, New York 10022

TIG Insurance Company:	Riker, Danzig, Scherer,
Hyland, & Perretti, L.L.P.
BY: MARY ELLEN SCALERA, ESQ.
Headquarters Plaza
1 Speedwell Avenue - P.O. Box 1981
Morristown, New Jersey 07962-1981

American Centennial:	Riker, Danzig, Scherer,
Insurance Co. (ACIC),	Hyland & Perretti
BY: PETER GIRGIS, ESQ.
Headquarters Plaza
One Speedwell Avenue - P.O. Box 1981
Morristown, New Jersey 07962-1981

3

APPEARANCES:

Century Indemnity:	O’Melveny & Myers, L.L.P.
Insurance Company,	BY: TANCRED SCHIAVONI, ESQ.
ACE Property &	Times Square Tower
Casualty Ins. Co.,	7 Times Square
ACE American Insurance	New York, New York 10036

Continental Casualty:	Dewey & LeBoeuf
Co. and Continental	BY: LEWIS S. ROBENBLOOM ESQ.
Assurance Company	180 North Stetson - Suite 3700
Chicago, Illinois 60601

American Reinsurance:	Smith, Stratton, Wise,
Co., Mutual Marine	Heher & Brennan, L.L.P.
Office Inc., and	BY: WENDY L. MAGER, ESQ.
General Agent to	2 Research Way
Mutual Casualty Co.	Princeton, New Jersey 08540

One Beacon America:	Hardin, Kundla, McKeon,
Insurance Co., Seaton	Poletto & Polifroni, P.A.
Insurance Co. and	BY: JOHN S. FAVATE, ESQ.
Stonewall Insurance Co.	673 Morris Avenue
Transport Ins. Co.	Springfield, New Jersey 07081

U.S. Fire Insurance and:	Steptoe & Johnson, L.L.P.
TIG Insurance Co.	BY: GEORGE R. CALHOUN, ESQ.
1330 Connecticut Avenue, N.W.
Washington, D.C. 20036

Employers Insurance of:	Seward & Kissel, L.L.P.
Wausau	BY: LAURIE BINDER, ESQ.
One Battery Park Plaza
New York, New York 10004

Employers Insurance of:	Hamilton, Altman, Canale &
Wausau	Dillon, L.L.C.
BY: JOHN DILLON, ESQ.
ANTHONY FERNANDEZ, ESQ.
4600 East West Highway - Suite 201
Bethesda, MD 20814

Wachovia:	Duane Morris, L.L.P.
BY: JOSEPH LEMKIN, ESQ.
744 Broad Street
Newark, New Jersey 07102

4

APPEARANCES:

Official Unsecured:	Greenbaum, Rowe, Smith & Davis, LLP
Asbestos Claimants’	BY: NANCY ISAACSON, ESQ.
Committee	75 Livingston Avenue
Roseland, New Jersey 07068

Asbestos Personal:	Caplin & Drysdale
Injury Claimants’	BY: RONALD E. REINSEL, ESQ.
Committee	RITA TOBIN, ESQ.
KEVIN MACLAY, ESQ.
1 Thomas Circle
Washington, D.C.

Future Claimants’:	Orrick, Herrington & Sutcliffe
Representative,	BY: JONATHAN P. GUY, ESQ.
R. Scott Wiliams	1152 15th Street, N.W.
Washington, D.C. 20005

Bondholders Committee:	Teich Groh
BY: MICHAEL ZINDLER, ESQ.
691 Route 33
Trenton, New Jersey 08619

Official Committee:	Akin, Gump, Strauss Hauer & Feld
of Unsecured	BY: DAVID M. DUNN, ESQ.
Bondholders	1333 New Hampshire Avenue, N.W.
Washington, D.C. 20030

Pergament Litigation:	Stutzman, Bromberg, Esserman & Plifka
Defendants	BY: SANDER ESSERMAN, ESQ.
PETER D’APICE, ESQ.
2323 Bryan Street #2200
Dallas, Texas 75201

Navigators Insurance:	Budd, Larner
Company, Colonia	BY: DAVID NILES, ESQ.
Insurance Company and	150 John F. Kennedy Parkway
United Reinsurance	Short Hills, New Jersey 07078
Corp. of New York

London Market:	Mendes & Mount, L.L.P.
Insurers	BY: JOHN DEITCH, ESQ.
One Newark Center
Newark, New Jersey 07102

Colloquy	5
THE COURT:  All right.  Congoleum Corporation.
Good afternoon, Counsel.  Let’s start with appearances please.
MR. GUY:  Jonathan Guy, Your Honor, for the FCR.
MS. STEELE:  Good afternoon, Your Honor.
Fran Steele appearing on behalf of Mitchell Hausman, on behalf of the U.S. Trustee.
MR. REINSEL:  Good afternoon, Your Honor.
Ron Reinsel from Caplin & Drysdale, also Rita Tobin and Kevin McClay from Caplin & Drysdale as well, and I understand that Nancy Isaacson is in the courtroom.
MR. ANKER:  Good afternoon, Your Honor.  Philip Anker and Melanie Dritz of Wilmer, Cutler, Pickering Hale & Dorr, on behalf of First State Insurance Company and Twin City Fire Insurance Company.
MS. NEUNER:  Good afternoon, Judge Ferguson.
It’s Lynn Neuner from Simpson Thacher representing Travelers and St. Paul.
MR. D’APICE:  Good afternoon, Your Honor.
Peter D’Apice and Sander Esserman for Certain Defendants in the Pergament Litigation.
MS. MAGER:  Good afternoon, Judge.
Wendy Mager of Smith, Stratton, Wise, Heher & Brennan, for Employers Mutual Casualty Company.
MS. SCALERA:  Good afternoon, Your Honor.

Colloquy	6
Mary Ellen Scalera from the firm of Riker Danzig on behalf of U.S. Fire Insurance Company and TIG Insurance Company.
MR. GIRGIS:  Good afternoon, Your Honor.
Peter Girgis of Riker Danzig on behalf of American Centennial Insurance Company
MR. NILES:  Good afternoon, Your Honor.  David Niles of Budd, Larner for Navigators Insurance Company, Colonia Insurance Company and United Reinsurance Corporation of New York.
THE COURT:  Anyone else on Court Call?
MR. FERNANDEZ:  Yes, Your Honor.
It’s Anthony Fernandez, good afternoon, on behalf of Employers Insurance Company of Wausau.
MR. CALHOUN:  Good afternoon, Your Honor.
George Calhoun, Steptoe & Johnson, on behalf of TIG Insurance Company and U.S. Fire Insurance Company.
THE COURT:  How but Debra Felder?  Peter D’Apice? Steven Levine?  R. Scott Williams?
MR. D’APICE:  Peter D’Apice is present, Your Honor.
THE COURT:  Sorry about the name.  Okay.
All right.  Now let’s take the appearances here in court.
MR. EPLING:  Good afternoon, Your Honor.
Richard Epling and Kerry Brennan from Pillsbury, and

Colloquy	7
Greg Kinoian from Okin Hollander on behalf of the Debtor.
MR. DUNN:  Good afternoon, Your Honor.
David Dunn from Akin, Gump for the Bondholders Committee.  I have Michael Zindler from Teich Groh with me.
MS. ISAACSON:  Good afternoon, Your Honor.
Nancy Isaacson, Greenbaum, Rowe, Smith & Davis, for the ACC.
MR. FALANGA:  Good afternoon, Your Honor.
Stephen Falanga from Connell Foley, and I have with me Katherine McLendon from Simpson, Thacher & Bartlett, on behalf of Travelers.
MR. ROSENBLOOM:  Good afternoon, Judge Ferguson.
Lewis Rosenbloom, Dewey LeBoeuf, on behalf of the Continental Assurance and Continental Casualty Insurance Companies.
MR. FAVATE:  Good afternoon, Your Honor.
John Favate, Harden Kundla, on behalf of One Beacon, Seaton, Stonewall and Transport Insurance Companies.
MS. BINDER:  Good afternoon, Your Honor.
Laurie Binder from Seward & Kissel on behalf of Employers Insurance Company of Wausau, and John Dillon is also here on behalf of Wausau, from Hamilton, Altman, Canale & Dillon.
MR. LEMKIN:  Good afternoon, Your Honor.
Joe Lemkin with Duane Morris on behalf of Wachovia

Colloquy/Motion - Epling	8
as DIP lender.
MR. SCHIAVONI:  Your Honor, Tancred Schiavoni from O’Melveny for Century Indemnity.
MR. COHN:  Good afternoon, Your Honor.
Jacob Cohn, Cozen O’Connor, for Federal Insurance Company.
THE COURT:  All right.  Is that it?  Thank you. This is a Motion for Stay Pending Appeal by several parties.  I have support for that Motion filed by Century Indemnity.  Let’s start easy.
Is there anyone here who opposes the entry of the Motion for Stay Pending Appeal?
THE COURT:  All right, Mr. Epling, you got anything to add to your papers?
MR. EPLING:  Thank you, Your Honor.
At the risk of losing an unopposed Motion, I did want, I did want to just make sure that I, I said a couple things on behalf of the Movants.
Most importantly, Your Honor, as, as we pointed out in our papers, there is a different standard of success on the merits of the appeal when you’re before the judge who just made the ruling you lost on, and the Third Circuit has, has expressed the fact that the likelihood of success on the merits, as you know, is a more important -- I’m sorry -- that the irreparability of the harm swings more, becomes more

Motion - Epling	9
important and swings more favorably towards the parties making the Motion for Stay.
What we found, I think, most persuasive, in fact, were the words of Your Honor where you had said that we needed some guidance, the parties all needed some guidance from, from an appellate court and this was the time to do that, and we took the Court at its word and we think this is a, a matter that does cry out for stay pending appeal because there are novel issues, there are issues of, of interpretation of 524(g) and its applicability in some situations that I think we’d all do, we’d all do well to have some clarity on from the District Court in this situation, and it may very well, as you pointed out when you approved the settlement, the litigation settlement last fall, paved the way to a successful plan or a confirmable plan regardless of how the District Court sees those issues.  As a result, Your Honor, we think this case really does cry out for a stay pending appeal through the entirety of the appeal.
We still have an operating business, and as I think we said in our papers, I don’t think we’ve -- we haven’t been able to find a case where someone dismissed an operating business where you had a DIP loan that would go into default, where you had $100 million of bond debt that has now where accrued interest which is always snapped back, 56,000 pending cases and likely more to be filed because of the way the

Motion - Epling	10
statute of limitations tolling period in 108 operates, and leave the company at the mercy of its creditors subject to piecemeal dismemberment.  That isn’t a good way to proceed here, as we have pointed out in the past.
I went through those issues with Your Honor on the 5th of February, the last time we were here, and I won’t belabor the point, but the Debtor can operate with the stay. It can continue in business, and we can get these important legal questions resolved.  I think, as I’ve said, if there were a case that, that cried out for the stay pending appeal this would be it.
Your Honor, there is just one other thing I wanted to address, which is the amended Order that we filed last night.  You probably maybe have questions about that.  It was our feeling that in the event, although we do not believe this should happen, but in the event that the case were still dismissed as a result of the District Court appellate practice which will now take place, there are a number of issues that would probably be better off settled in an orderly way rather than surprising people.
Right now, you’ve entered an Order that’s a straight dismissal.  I mean everything just goes away.  As we look at the book learning on this, there are obviously some issues that people are going to have and they’re complex and I don’t want to go into them all today over what jurisdiction you may

Motion - Epling	11
want to retain or not, what happens to avoidance actions, things of that nature that are beyond the scope of what I want to address or really am able to address this afternoon.  All we’re saying is it may make sense to have a period of time, if it becomes clear that the cases are dismissed as a result of the appeal, to either, to sort that all out back here so that everybody’s clear what the rules of the game are going forward.  Again, the preference we all have is for doing things orderly rather than in a disorderly way, which I think you recognized from the type of Order you entered in your decision staying your ruling for 20 days, and that’s why we suggested that.  Now obviously, that’s up to you.  It’s your discretion what you want to do, but that was the purpose behind it.
THE COURT:  Okay.  I actually  have no problem with the proposal that the matter come back here in the event of whatever action gets taken in the District Court.  I do want to be clear that if I were to issue this stay it would certainly not, the Debtor could continue to operate and pay its employees and do all that, but I would expect that the litigation would be stayed.
MR. EPLING:  Yes, ma’am.
THE COURT:  Okay.
MR. EPLING:  I mean the appeal is what’s going to happen.

Motion - Epling/Response - Anker	12
THE COURT:  Right.
MR. EPLING:  The only thing that I, I would predict we might do would be to extend --
THE COURT:  File operating reports?
MR. EPLING:  -- the DIP Order, file operating reports.
THE COURT:  Right.
MR. EPLING:  Administer the estate.
THE COURT:  Okay.
MR. EPLING:  You know, granting credit, the types of things we need to do.
THE COURT:  We are on the same page them.
MR. EPLING:  Yes, we are on the same page.
THE COURT:  Okay, and one other question about being on the same page.  My interpretation of the DIP Financing Order is if I had appointed a trustee, for example, instead of dismissing the case that that would have triggered a default as well?
MR. EPLING:  Yes, ma’am.
THE COURT:  Okay.  All right.  Thank you.
MR. EPLING:  Thank you.
THE COURT:  Anybody else?
MR. ANKER:  Your Honor, Philip Anker for First State and Twin City.  We take no position on whether a stay should or

Response - Anker/Steele/Dunn	13
should not be granted.  This probably goes without saying, but since we are having a record created, we did want to state for the record that we obviously disagree with the Debtors’ statement and the Plan proponents’ statement that they have a substantial likelihood of success on appeal.  That is all I intend to say.
THE COURT:  Okay.
MR. ANKER:  Thank you, Your Honor.
THE COURT:  Thank you.
Anyone else?
MS. STEELE:  Your Honor, Fran Steele on behalf of the U.S. Trustee.  The U.S. Trustee is not taking a position.
THE COURT:  Okay.  Anybody else?
MR. DUNN:  May I be heard, Your Honor?
THE COURT:  Sure.
MR. DUNN:  David Dunn from Akin, Gump on behalf of the Bondholders Committee, for the record, Your Honor.
I don’t have very many comments and certainly I have other comments in my papers.  I certainly agree that this is a textbook case for a stay under bankruptcy Rule 8005.  I just want to focus briefly with respect to my clients on two of the stay elements.  First, irreparable harm; with respect to that prong, Your Honor, the bondholders are the clients, or I should are the creditor constituency that are certainly,

Response - Dunn	14
primarily affected if Congoleum is, is thrown out of bankruptcy and, and potentially forced to liquidate outside of Chapter 11.  We don’t have insurance policies to go against, and to the extent that Congoleum is not a going concern, certainly any chance of a, a substantial or even any recovery would be irreparably harmed if there, if there was no stay pending appeal.
Secondly, Your Honor, with respect to the public interest prong; as we noted last time we were here, certainly, public interest is served by a debtor reorganizing through Chapter 11 and if there’s any chance of that happening here we certainly believe that a stay pending an appeal should serve that result.  Moreover, the possibility of, of potentially resolving hundreds of millions of dollars in bondholders’ and, and asbestos’ claims certainly militates in favor of the public interest.  So in sum, we believe that for these reasons and those articulated in our papers that a stay pending appeal is warranted.
Thank you.
THE COURT:  Thank you.
Anybody else?
MR. SCHIAVONI:  Your Honor, Tanc Schiavoni from O’Melveny for Century Indemnity.
We, I apologize for filing papers late this morning due to the time limits.

Response - Schiavoni	15
THE COURT:  It was very quick.
MR. SCHIAVONI:  It was the first we could do it.
We join in the, in the request for a stay of decision on dismissal.  We take no position on the Summary Judgment Motion, the decision itself as a settled party.  The dismissal is the aspect that we seek a stay on and we join fully with the Debtors on that.
I won’t belabor any other points here other than that the fact that all the, all the constituencies have joined; the Claimants, the Creditors and even a Insurer, my group of Insurers, I think weighs heavily in favor of three of the factors, very heavily in favor.  That there’s just no prejudice, there’s no, and that there’s irreparable harm, the fact that those parties all favor it.
The likelihood of success on the merits here, I think doesn’t actually turn on whether there’s a reversal or not, but just that there’s simply a decision, and I want the Court to understand that a decision by the Appellate Court, I want the Court to understand that that’s Century’s view, that any decision one way or the other is a positive.
And Judge, just in case it isn’t said, I’m gonna say it, and I don’t think I’m the only one in this Court over the last five years who thinks this, but I want it to be clear, you know, because we’re dealing with, you know, the briefing on the issue about likelihood of success is that certainly on

Response - Schiavoni/Rosenbloom	16
behalf of Century and I think many of the other lawyers on both sides of the, of the table here, recognize that the Court has worked extraordinarily hard on this case, that the Court has taken this matter with extreme seriousness and I think also it’s apparent to us and I think it’s apparent to everyone else that the Court has struggled with this issue of dismissal.
And I want you to know that we appreciate that, you know, Century, and I think all the lawyers appreciate that. And no matter how things come out I would also just like to add, it’s sort of off on the stay issue, but the Court has also I think treated the lawyers on all sides here with great courtesy and we’d like to thank you for that, Your Honor.
THE COURT:  Well thank you, but I don’t think we’re saying good-bye.  Thank you.
MR. ROSENBLOOM:  Well said, Your Honor.
Lew Rosenbloom, again, Dewey LeBoeuf, on behalf of the CNA Insurance Companies.
Like all the other carriers, except Century represented by Mr. Schiavoni, we take and do not take any position with respect to the stay pending appeal.  Since the Court obviously is inclined to grant the stay apropos Your Honor’s comments, we would urge that the Court impose the broadest and most pervasive administrative stay of proceedings conceivable here with only the most nominal matters like

Response - Rosenbloom	17
filing of Debtor-in-possession and reports and that that stay should specifically stay the further prosecution and payment of any further compensation to representatives of the estate until the appeal is concluded.
THE COURT:  But shouldn’t people be paid for pursuing the appeal?
MR. ROSENBLOOM:  Your Honor, I don’t know.  They have pursued a course of conduct that after five years has resulted in over $120 million of administrative expense, not to say anything about the tens of millions of dollars that the insurance carriers have borne themselves.  I’m not at all certain that this estate should bear the cost of the appeal if Your Honor’s Order is sustained.  I don’t think that that’s a matter, though, that has to be decided.
Millions upon millions of dollars have been expended pursuing a course of conduct that has resulted in the dismissal of the case.  As the Court has noted, there have been 14 plans promulgated by the Debtor, another ten plans by non-debtor parties to no avail.  And we simply believe that the current status quo should be preserved until the final word on dismissal of this case is decided by the appropriate appellate tribunal.
Thank you, Your Honor.
THE COURT:  Thank you.
MR. DEITCH:  Good afternoon, Your Honor.

Response - Deitch/Rosenbloom	18
John Deitch, D-E-I-T-C-H, from Mendes and Mount.  My clients are Certain London Market Insurance Companies in this case, and I have to say that my clients don’t agree with the sentiments of Mr. Rosenbloom, and I was actually coming up here to raise an issue with Your Honor because I thought I heard Your Honor say that the stay would basically stay the litigation, and my understanding of the application was that the Debtor was looking for a stay that would only stay the enforcement of the Order.  And I wanted to make Your Honor aware that my clients are contemplating filing, and I think are likely to file, an application to list, lift the automatic stay with regard to our claims of recision so that we can pursue our claims of recision of the policies subscribed to by my clients in the coverage action.  That issue’s ripe for adjudication now that we’re into phase two of the coverage action and we wouldn’t want that to be affected, our right to make that application to Your Honor be affected by the entry of the stay.
THE COURT:  Okay.  Thank you.
MR. DEITCH:  Thank you.
MR. ROSENBLOOM:  May I clarify, Your Honor?
THE COURT:  Sure.
MR. ROSENBLOOM:  The stay that I have requested on behalf of our client is to stay actions by the Debtor and estate representatives.  I was not suggesting that no party

Response - Lemkin/Decision	19
could come forward to, to seek to remedy or advance their rights or interests.
Thank you.
THE COURT:  And in my own mind, I didn’t have the State Court litigation -- the reason that I suggested that the litigation should be stayed is because if, if the case remains dismissed after the appellate process is exhausted then it doesn’t make any sense to go forward with the bankruptcy litigation.  I wasn’t really talking about the State Court litigation.
MR. ROSENBLOOM:  We’re in agreement, Your Honor.
Thank you.
THE COURT:  Okay.
MR. LEMKIN:  Your Honor, briefly.  Joe Lemkin with Duane Morris on behalf of Wachovia as DIP lender.
We’re not here to take a position on the stay. Simply that to the extent that the stay is granted we would want to make sure that the terms of any current DIP Order remains preserved in place.
Thank you.
THE COURT:  Thank you.
Anybody else?  All right.
Federal Rule of Bankruptcy Procedure 8005 provides that a bankruptcy judge may suspend or order the continuation of other proceedings in a case or make any other appropriate

Decision	20
Order during the pendency of an appeal on such terms as will protect the rights of all parties-in-interest.  In order to obtain a stay pending appeal under bankruptcy Rule 8005 the moving party must establish the elements necessary to obtain a preliminary injunction; (1) whether the Movant has made a strong showing that he is likely to succeed on the merits of the appeal; (2) whether the Movant will suffer irreparable injury if the stay is not granted; (3) whether a stay will substantively injure other parties; and, (4) whether the grant of a stay is in the public interest.  And that’s from Republic of the Philippines v Westinghouse Electric, 949 F.2nd 653, citing Hilton v Braunskil, 481 U.S. 770.  You can also see Campbell Soup Company v Conagra, Inc., 977 F.2nd 86.
In this instance, I cannot find that the moving parties are likely to prevail on appeal.  This Court has labored long and hard with the various Motions filed in this case and has come up with a decision based on uncontested facts that it believes is the correct interpretation of both Third Circuit law and the plan proposed; but, that does not mean that a stay cannot be granted.  The anomaly in the stay pending appeal standards has been recognized by other courts that have noted that it would be a rare judge who makes a ruling he or she thinks is likely to be reversed on appeal. And that’s a quote from In Re:  Kouhas, 376 B.R. 480.
The Movants make several arguments in favor of

Decision	21
finding a likelihood of success on appeal.  One is that this Court previously approved the litigation settlement.  That argument flies in the face of this Court’s explicit implication that such an approval did not in any way address the 1129 requirements.  Movants also argue that the Court did not grant their wish for or request for an evidentiary hearing.
The request for an evidentiary hearing was unwarranted.  It’s not clear what I could find; that the Debtor is capable of filing a confirmable plan but chose not to in the face of this Court’s warnings and imprecation.  That kind of evidentiary hearing makes no sense to me.
The Movants place great stock on the fact that the plan enjoyed broad constituent support, but that argument ignores the Court’s independent obligation to make findings under 1129.  If constituent support were the sole criterion for confirmation the code would not impose such an independent obligation.  The arguments about the likelihood of success on the appeal are even less persuasive than the arguments on the underlying issues.
It’s the arguments on the underlying legal issues, however, that is the issues addressed in the Summary Judgment Motion, that allow the Court to find that there is some possibility that the Circuit will reverse or remand the case based on further amplification of the law.  This is a novel

Decision	22
and unsettled area.  This Court has repeatedly stated that it does not claim infallibility.  While the procedural objections at this point are not particularly compelling, the underlying substantive questions allow me to make a finding that there is some possibility of reversal on appeal.
We recognize that the standard is the likelihood of success not possibility, but the extent to which the Movant and, more importantly, the Movant’s employees will suffer irreparable harm is so compelling in this circumstance that the other factors pale in comparison.  Courts have held that when addressing Rule 8005 applications primary weight should be given to the balance of hardships and the appellant need only show a reasonable likelihood of success on the merits. And that’s from In Re:  Haukstra, 268 B.R. 904.
Although the moving papers assume rather than establish an immediate apocalypse if a stay is not granted, the Court is willing to accept that Congoleum could well determine to cease operating as it toils in both the State Court tort system and the Federal appeals process.  The Court’s intention is not and has never been to force Congoleum to cease operations or to force the layoff of its innocent employees.  The Court’s intention is to get Congoleum’s management, its attorneys, the asbestos creditors’ attorneys and the bondholders to stop squandering estate assets by putting appeals on administrative hold without acknowledging

Decision	23
this Court’s rulings.
No party opposes the issuance of a stay and that makes sense.  I don’t think anyone wishes to see Congoleum forced to close its doors.  There’s no asserted harm to other parties if the stay is granted.
Finally, public policy supports the issuance of a stay.  Public policy certainly supports continuation of a business that operates at at least a break even point and continues to employ hundreds of people in an economy that I can take judicial notice is challenging.
I’ll grant the Motion with the form of Order suggested, the revised form of Order suggested by the Movants. I want to make clear that the Debtor is to continue filing operating reports and that we’ll continue to enter Financing Orders on an as needed basis.  Again, I think we can do this with a bench Order, but I’m assuming that the bankruptcy litigation will be stayed pending the outcome of the appeal.
I’m not going to stay fees for pursuing the appeal; either application for or payment of fees.  I’m simply not going to chill advocacy that way.  If, in the end, if there’s no benefit to the estate we can always seek to recoup fees but I’m certainly not going to make that call now and I don’t want to do anything that’s going to chill the kind of vigorous advocacy that I think these issues deserve.
Good luck on the appeal, Counselors.

Decision	24
MR. EPLING:  Thank you, Your Honor.
MR. DEITCH:  Your Honor?
THE COURT:  Yes.
MR. DEITCH:  I apologize for being dense, but if my clients do choose to move, to file the lift stay application next week we’re free to do so?
THE COURT:  That’s fine.
MR. DEITCH:  Thank you, Your Honor.
MR. EPLING:  Your Honor, I assume we’re free to oppose it if that’s what --
THE COURT:  Yes.  You sure are.
Thank you.
MR. EPLING:  You didn’t tie my hands.
THE COURT:  Right.
All right.  Thank you.
(Adjourned 3:06 p.m.)

CERTIFICATION:
I certify that the foregoing is a correct transcript from the electronic sound recording of the proceedings in the above-entitled matter.
/s/Isabel E. Cole
Isabel E. Cole
COLE TRANSCRIPTION AND RECORDING SERVICE
Dated:  March 7, 2009

25

I N D E X

Motion by Mr. Epling	8

Response by Mr. Anker	12

Response by Ms. Steele	13

Response by Mr. Dunn	13

Response by Mr. Schiavoni	14

Response by Mr. Rosenbloom	16/18

Response by Mr. Deitch	17

Response by Mr. Lemkin	19

The Court: Granted	19